Exhibit 3.9

Filed in the Office of Secretary State Of Nevada Business Number E1448042019 - 6 Filing Number 20190144803 Filed On 9/6/2019 4:15:00 PM Number of Pages 1

Business Entity - Filing Acknowledgement 09/06/2019 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s):